As filed with the Securities and Exchange Commission on November 8, 2002
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CATALYTICA ENERGY SYSTEMS, INC.
(Exact name of issuer as specified in its charter)

DELAWARE	77-0410420
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

430 Ferguson Drive
Mountain View, CA 94043
(Address, including zip code, of Registrant’s Principal Executive Offices)

CATALYTICA ENERGY SYSTEMS, INC.

1995 STOCK PLAN
(as amended)

RICARDO B. LEVY
Chief Executive Officer
Catalytica Energy Systems, Inc.
430 Ferguson Drive
Mountain View, CA 94043
(650) 960-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

BRIAN C. ERB
Wilson Sonsini Goodrich & Rosati, P.C.
One Market, Spear Tower, San Francisco, CA 94105
(415) 947-2000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value, to be issued upon exercise of options granted under the 1995 Stock Plan (as amended)(3)	1,500,000 shares	$2.86	$4,290,000	$394.68

(1)
This Registration Statement also covers any additional shares of Common Stock that may be offered or issued under the 1995 Stock Plan (as amended) as a result of any stock dividends, stock splits, recapitalizations or any other similar transactions.

(2)
Price per share and aggregate offering price estimated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low prices as reported on the Nasdaq National Market on November 6, 2002.

(3)
The securities include certain rights associated with the Common Stock issued pursuant to the Preferred Stock Rights Agreement dated as of January 29, 2002 between the Registrant and Mellon Investor Services LLC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INFORMATION INCORPORATED BY REFERENCE.

There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”) by Catalytica Energy Systems, Inc., a Delaware corporation (the “Registrant”):

1.  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.  The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, filed pursuant to Section 13(a) of the Exchange Act.

3.  The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (Registration number 333-64682) and the description of certain rights associated with such Common Stock contained in  the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 6, 2002, in each case including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Certificate of Incorporation

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article XI of the Registrant’s Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VIII of the Registrant’s Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant to the fullest extent authorized by the Delaware General Corporation Law if authorized by the Board of Directors.

The Registrant has entered into indemnification agreements with its directors, in addition to indemnification provided for in the Registrant’s Bylaws, and intends to enter into indemnification agreements with any new directors in the future.

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ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.    EXHIBITS.

Exhibit Number	Description
4.1*	Certificate of Incorporation of Registrant
4.2*	Bylaws of Registrant
4.3	1995 Stock Plan (as amended)
4.4**	Preferred Stock Rights Agreement dated as of January 29, 2002 between the Registrant and Mellon Investor Services LLC
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered
23.1	Consent of Ernst & Young LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page hereof)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-64682).
**	Incorporated by reference to an exhibit filed with the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 6, 2002.

ITEM 9.    UNDERTAKINGS.

(a)  The Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California on November 8, 2002.

CATALYTICA ENERGY SYSTEMS, INC. (Registrant)

By:	/s/ RICARDO B. LEVY
Ricardo B. Levy, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ricardo B. Levy, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that may be signed by said attorney-in-fact and all amendments to this Registration Statement.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RICARDO B. LEVY Ricardo B. Levy	Chief Executive Officer (Principal Executive Officer) and Director	November 1, 2002

/s/ DENNIS S. RIEBE Dennis S. Riebe	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 1, 2002

/s/ PETER CARTWRIGHT Peter Cartwright	Director	November 8, 2002

/s/ WILLIAM B. ELLIS William B. Ellis	Director	November 1, 2002

/s/ HOWARD I. HOFFEN Howard I. Hoffen	Director	November 6, 2002

/s/ CRAIG N. KITCHEN Craig N. Kitchen	Director	November 6, 2002

/s/ ERNEST MARIO Ernest Mario	Director	November 8, 2002

/s/ FREDERICK M. O’SUCH Frederick M. O’Such	Director	November 1, 2002

/s/ SUSAN F. TIERNEY Susan F. Tierney	Director	November 4, 2002

/s/ JOHN A.URQUHART John A. Urquhart	Director	November 4, 2002

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INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Certificate of Incorporation of Registrant

4.2*	Bylaws of Registrant

4.3	1995 Stock Plan (as amended)

4.4**	Preferred Stock Rights Agreement dated as of January 29, 2002 between the Registrant and Mellon Investor Services LLC

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereof)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-64682).
**	Incorporated by reference to an exhibit filed with the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 6, 2002.